Exhibit 99.1

Powerfleet Announces Preliminary Financial Results for First Quarter of Fiscal 2025; Raises Fiscal 2025 Annual Guidance

Outpaces Expectations with 10% Preliminary Pro Forma Annual Revenue Growth to Approximately $75 Million

Subscriber Count Increases Year-over-Year by 11% to 1.95 Million

Cost Synergies and EBITDA Growth Outperform Expectations Due to Effective Integration

Delays Q1 Fiscal 2025 Conference Call and Related Filings Due to SEC Comment Letter on Accounting Acquirer in MiX Telematics Business Combination

Company to Hold Fireside Chat on Tuesday, August 6th at 8:30am ET

WOODCLIFF LAKE, N.J., August 5, 2024 - Powerfleet, Inc. (Nasdaq: AIOT) today announced a delay of its earnings call for the first fiscal quarter ended June 30, 2024, originally scheduled for August 8, 2024. This follows the receipt of a comment letter from the U.S. Securities and Exchange Commission (SEC) requesting additional information solely regarding Powerfleet’s determination of the accounting acquirer in the recent business combination with MiX Telematics Ltd.

This accounting issue is not expected to have any impact on the Company’s cash flows. Powerfleet is actively collaborating with its auditors, financial, and legal advisors to address the SEC’s comment and targets to resolve this matter within the month of August. However, this ongoing process will delay the company’s ability to file its Transition Report on Form 10-KT for the period from January 1 to March 31, 2024, as well as its Form 10-Q for the first fiscal quarter of 2025 ended June 30, 2024.

In addition, Powerfleet announced preliminary results for the first quarter of fiscal 2025 ended June 30, 2024, and pro forma results for the fiscal year ended March 31, 2024.

Preliminary Results for First Quarter 2025 Ended June 30, 2024

Powerfleet anticipates reporting preliminary revenue for the first quarter of fiscal 2025 of approximately $75 million, representing an increase of 10% compared to the combined revenue of Powerfleet, Inc. and MiX Telematics Ltd. in the same period last year.

Additionally, preliminary pro forma adjusted EBITDA, a non-GAAP metric, is projected to exceed $13.5 million, exclusive of $14 million in one-time expenses, reflecting an increase of over 40% versus the combined adjusted EBITDA from the prior year’s comparable period.

The preliminary pro forma net loss attributable to common stockholders for the first quarter of fiscal 2025 is expected to be approximately $23 million, inclusive of $21 million in transaction, restructuring, and other one-time costs and accelerated stock-based compensation.

As of June 30, 2024, the company held net debt of approximately $114 million, after accounting for $6 million in unsettled one-time transaction costs.

Powerfleet is increasing its full-year fiscal 2025 guidance, forecasting revenue now to exceed $300 million versus prior guidance of approximately $300 million and adjusted EBITDA to exceed $60 million, which includes an incremental $5 million in secured exit run-rate cost synergies, versus the prior guidance of approximately $60 million.

Powerfleet will reschedule and announce its first quarter 2025 reporting date and conference call as soon as practicable.

Preliminary Pro Forma Results for Fiscal 2024 Ended March 31, 2024

On a preliminary and pro forma basis, assuming the MiX Telematics Ltd. business combination closed on April 1, 2023, management expects to report total fiscal 2024 revenue of approximately $287 million.

Preliminary pro forma fiscal 2024 Adjusted EBITDA, a non-GAAP metric, is expected to be approximately $43 million, excluding $14 million in one-time expenses.

Preliminary fiscal 2024 pro forma net income/loss attributable to common stockholders is expected to total approximately $36 million, inclusive of $14 million in transaction, restructuring, and other one-time costs.

The financial results reported herein are preliminary and subject to completion of the audit of the financial results for the transition period from January 1, 2024 to March 31, 2024 and Powerfleet’s quarter-end close process. Such preliminary results may change and are not necessarily indicative of the results to be achieved for any future period.

Fireside Chat to be Held on Tuesday, August 6, 2024 at 8:30am ET

Powerfleet will hold a fireside chat on Tuesday, August 6, 2024 at 8:30 a.m. Eastern time (5:30 a.m. Pacific time). Management will make brief prepared remarks followed by a question-and-answer session.

Date: Tuesday, August 6, 2024

Time: 8:30 a.m. Eastern time (5:30 a.m. Pacific time)

Toll Free: 877-545-0523

International: 973-528-0016

Participant Access Code: 219000

The conference call will be broadcast simultaneously and available for replay here and via the investor section of the company’s website at ir.powerfleet.com.

ABOUT POWERFLEET

Powerfleet (Nasdaq: AIOT; JSE: PWR; TASE: PWFL) is a global leader in the artificial intelligence of things (AIoT) software-as-a-service (SaaS) mobile asset industry. With more than 30 years of experience, Powerfleet unifies business operations through the ingestion, harmonization, and integration of data, irrespective of source, and delivers actionable insights to help companies save lives, time, and money. Powerfleet’s ethos transcends our data ecosystem and commitment to innovation; our people-centric approach empowers our customers to realize impactful and sustained business improvement. The company is headquartered in New Jersey, United States, with offices around the globe. Explore more at www.powerfleet.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of federal securities laws. Powerfleet’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements may be identified by words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions.

These forward-looking statements include, without limitation, Powerfleet’s expectations with respect to its beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions and future performance, as well as anticipated financial impacts of the transaction with MiX Telematics. Forward-looking statements involve significant known and unknown risks, uncertainties and other factors, which may cause their actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. Most of these factors are outside Powerfleet’s control and are difficult to predict. The risks and uncertainties referred to above include, but are not limited to, risks related to: (i) future economic and business conditions, including the conflict between Israel and Hamas; (ii) integration of our and MiX Telematics’ businesses and the ability to recognize the anticipated synergies and benefits of the transaction with MiX Telematics; (iii) the loss of any of our key customers or reduction in the purchase of our products by any such customers; (iv) the failure of the markets for our products to continue to develop; (v) the negative effects of the transaction on the market price of our securities; (vi) our inability to adequately protect our intellectual property; (vii) our inability to manage growth; (viii) the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions; (ix) failure to make timely filings of Powerfleet’s periodic reports with the SEC, including the transition report on Form 10-KT for the period from January 1, 2024 to March 31, 2024 and the quarterly report on Form 10-Q for the quarter ended June 30, 2024; and (x) such other factors as are set forth in the periodic reports filed by Powerfleet with the Securities and Exchange Commission (“SEC”), including but not limited to those described under the heading “Risk Factors” in its annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC’s website at http://www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Powerfleet does not provide a reconciliation for non-GAAP adjusted EBITDA to Net Income (Loss) for forecasts because it cannot, without unreasonable effort, predict the special items that could arise, and Powerfleet is unable to address the probable significance of the unavailable information.

The forward-looking statements included in this press release are made only as of the date of this press release, and except as otherwise required by applicable securities law, Powerfleet assumes no obligation, nor does Powerfleet intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Powerfleet Investor Contacts

Carolyn Capaccio and Jody Burfening

LHA Investor Relations

AIOTIRTeam@lhai.com

Powerfleet Media Contact

Andrea Hayton

ahayton@powerfleet.com

+1 (610) 401-1999